Table of Contents

Exhibit 4.16

AMENDMENT TO THE CONTACT CENTER SERVICE AGREEMENT, IDENTIFIED AS CN 0988/04

1. THE PARTIES

CONTRACTOR:

ORBITALL SERVIÇOS E PROCESSAMENTO DE INFORMAÇÕES COMERCIAIS S.A., a corporation with registered offices at Rua Manoel Coelho, nº 600 – 1º piso, in the city of São Caetano do Sul, State of São Paulo, enrolled with the Financial Ministry under CNPJ number 00.006.878/0001 -34.

CONTRACTED PARTY:

TNL CONTAX S/A, a corporation with registered offices at Rua da Passeio, nº 48 ao 56 - parte, Downtown, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the Finance Ministry under CNPJ number 02.757.614/0001 -48.

2. The Parties adjust the following amendments to the above mentioned Agreement:

a. Orbitall may locate representatives in Contax’s office space, only in the areas directly related to the provision of services, considering the following purposes:

i. Guarantee the adherence to Orbitall’s policies and procedures of customer care, assuring customer satisfaction;
ii. Seek opportunities for improvement of processes and procedures, with the objective of avoiding complaints to external bodies (Procon, Bacen and Justice Department);
iii. Interface with other areas of Orbitall’s operations (projects, procedures, quality monitoring, planning, communication, training, etc) in order to share managerial information for strategic decision making and contributing to the continuous improvement of customer care;
iv. Relationship with Contax’s managers and coordinators, in order to ensure the quality of the services provided;
v. Guarantee the correct treatment of exceptions.

b. Orbitall’s representatives must respect Contax’s internal rules when in its dependencies.

3. The amendment enters into force on the date of signature.

The CONTRACTOR and the CONTRACTED PARTY agree that all other clauses and conditions of the agreement not expressly amended by this instrument hereby remains in effect.

The amendment is signed in two copies.

São Paulo, January 8, 2008.

By CONTRACTORS

ORBITALL SERVIÇOS E PROCESSAMENTO
DE INFORAÇÕES COMERCIAIS LTDA.

By CONTRACTED PARTY

TNL CONTAX S.A.

WITNESSES

CPF/ME:	Name:
CPF/ME:	CPF/ME: